AMENDMENT TO
                                STOCK OPTION PLAN
                       SAFEGUARD HEALTH ENTERPRISES, INC.

                       (AS AMENDED THROUGH JUNE 30, 2003)

SafeGuard Health Enterprise, Inc., (the "Company") a corporation organized and existing under the laws of the State of Delaware, hereby adopts this amendment to the Company's Stock Option Plan, (the "Plan") as stated below. The Board of Directors of the Company approved the following amendment to the Plan at a meeting held on May 1, 2003, and the stockholders of the Company approved the amendment to the Plan at the Annual Meeting of Stockholders held on June 30, 2003, as is required by the Plan

Article  II,  Section  2.1  -  Shares  Subject  to the Plan, is therefore hereby
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amended  to  read  as  follows:

Section  2.1  -  Shares  Subject  to  the  Plan
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          The  shares  of  stock  subject  to  Options  shall  be  shares of the
Company's authorized common stock ("Common Stock"). The aggregate number of such shares, which may be issued over the term of the Plan, shall not exceed 4,000,000. The total number of shares issuable from time to time under the Plan shall be subject to periodic adjustment in accordance with the provisions of
Section  2.3  below.

          Should an Option expire or terminate for any reason prior to exercise or surrender in full, the shares subject to the portion of the Option not so exercised or surrendered shall be available for subsequent Option grants under the Plan. Shares subject to any Option or portion thereof surrendered in accordance with Section 7.10 of the Plan and all share issuances under the Plan, whether or not such shares are subsequently repurchased by the Company pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent Option grants under this Plan. In addition, should the option price of an outstanding Option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock subsequently available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised, and not by the net number of shares of Common Stock actually issued to the Optionee.

We hereby certify that the above amendment to the Plan were, as may be required, duly adopted by the Board of Directors and the Stockholders of the Company as of May 1, 2003, and June 30, 2003, respectively.

Executed  on  the  30th  day  of  June  2003  at  Aliso  Viejo,  California.


By:  /s/  James  E.  Buncher              By:  /s/ Ronald  I.  Brendzel
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   JAMES  E.  BUNCHER                        RONALD  I.  BRENDZEL
   President and Chief Executive Officer     Senior Vice President and Secretary


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